Exhibit 99.1

NEWS RELEASE Media Contact: David Carter, dwcarter@magellanhealth.com, (860) 507-1909 Investor Contact: Renie Shapiro, rshapiro@magellanhealth.com, (877) 645-6464

MAGELLAN HEALTH SERVICES PROVIDES

2013 FINANCIAL GUIDANCE

-Barry M. Smith appointed Chief Executive Officer;

René Lerer, M.D., to become Executive Chairman -

AVON, Conn. — December 11, 2012 — Magellan Health Services Inc. (NASDAQ: MGLN) today announced that, for 2013, it expects to generate net revenue in the range of $3.56 to $3.74 billion, and net income in the range of $91 million to $109 million, which translates into diluted earnings per share in the range of $3.22 to $3.85 inclusive of share repurchases to date.  The company also expects segment profit (which represents income before income taxes, excluding stock compensation expense, depreciation and amortization, interest expense, interest income, gain on the sale of assets, and special charges or benefits) for 2013 to be in the range of $250 million to $270 million.

With regard to Magellan’s share repurchase program, during the period October 26th through December 10th, the company repurchased 336,622 shares for a total cost of $16.8 million. To date, $49.5 million of the $200 million program authorized by our Board of Directors in October 2011 has been completed.  As of December 10, 2012, there are approximately 27.4 million shares outstanding.

With respect to 2012, the company confirmed its current guidance for segment profit, net income, EPS and cash flow, which was most recently updated in October.

“Magellan will complete 2012 with solid financial performance, and is well positioned as we enter 2013,” said René Lerer, M.D. “We are pleased with our results across all of our business lines, and the new contracts we won in 2012.  In the coming year, we will focus on retention of our current business, particularly in Maricopa County, Arizona, where in partnership with the State we have transformed the behavioral health system over the past five years. We will continue to execute on our growth initiatives, make strategic investments to fuel our success, and maintain a capital strategy which allows us to maximize shareholder return, while retaining sufficient liquidity to pursue strategic options and invest in our future growth. “

“I am pleased with our 2013 outlook for strong top line growth and profitability, even after funding $25 million of investments and net start up losses in our strategic initiatives,” said Jon Rubin, Chief Financial Officer. “These investments in our Medicaid and Pharmacy initiatives position us well for the future.”

Executive Transition

The company announced that effective January 1, 2013, Barry M. Smith, a member of the company’s board, will be appointed CEO, and that Chairman and CEO René Lerer, M.D. will become the full-time Executive Chairman.  He will serve in that role through 2013, becoming Non-Executive Chairman for 2014.  Upon mutual agreement between Dr. Lerer and the board, he may remain as Non-Executive Chairman for a third year, with potential board tenure beyond that.  These changes are part of a multi-year arrangement that will ensure continuity for all stakeholders.

Smith has deep knowledge of health care gained through direct industry experience as well as service on Magellan’s board.  Throughout his career he has been instrumental in driving transformational change.  His

Magellan Health Services—55 Nod Road, Avon CT 06001—www.MagellanHealth.com

experience includes health care integration, and the linkages between PBM’s, behavioral health and population management.  Since 2011, Smith has served as an operating partner for Health Evolution Partners, which invests in rapidly growing companies across the health care industry.  His prior industry experience includes serving as the founder, chairman, president and CEO of VistaCare, chairman and CEO of ValueRx, a division of Value Health, Inc., and senior roles in both PCS, Inc. and Baxter International.  He served on Magellan’s board of directors from 2005 through 2008, and rejoined the board in 2011.  He is currently the lead director of CenseoHealth, the chairman of Optimal Radiology, and the lead director of Halcyon Health Services.

“This is the right time to make a transition because the company is financially strong and is executing well on our growth strategy” said René Lerer, M.D.  “Barry Smith is a recognized health care industry leader with a track record of success and someone who has a deep understanding of Magellan having served on our board He is the right person to lead Magellan into the next phase of our transformation.  I’m looking forward to my new role as Executive Chairman, and working in partnership with Barry.”

“I am honored to be named as Magellan’s CEO,” said Barry M. Smith.  “I have respected this company and its employees for many years as I have watched its transformation into a leading diversified specialty and integrated health care management company.  Magellan is driven by a commitment to bring better health outcomes to the millions of people it serves, at affordable costs to its customers.  I’m also pleased to be able to work with René Lerer, who has been instrumental in the company’s success for the past decade, and the more than 5,000 employees who keep our customers, members and their families at the forefront of everything they do.”

2013 Guidance Conference Call

Management will host a conference call at 9:00 a.m. Eastern Time on Tuesday, December 11, 2012.  To participate in the conference call, interested parties should call 1-888-566-8408 and reference the passcode 2013 Financial Guidance Call approximately 15 minutes before the start of the call.  The conference call will also be available via a live Webcast at Magellan’s investor relations page at www.MagellanHealth.com.

About Magellan Health Services:  Headquartered in Avon, Conn., Magellan Health Services Inc. is a leading specialty health care management organization with expertise in managing behavioral health, radiology and specialty pharmaceuticals, as well as public sector pharmacy benefits programs. Magellan delivers innovative solutions to improve quality outcomes and optimize the cost of care for those we serve.  As of September 30, 2012, Magellan’s customers include health plans, employers and government agencies, serving approximately 33.8 million members in our behavioral health business, 17.3 million members in our radiology benefits management segment, and 8 million members in our medical pharmacy management product.  In addition, the specialty pharmaceutical segment served 40 health plans and several pharmaceutical manufacturers and state Medicaid programs.  The company’s Medicaid Administration segment served 24 states and the District of Columbia.  For more information, visit www.MagellanHealth.com.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties.  All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of 2012 and 2013 revenue, net income, segment profit, earnings per share, cash flow, executive transition, and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s customers to manage the health care services of their members directly;

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changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s risk members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on February 28, 2012, and the company’s Quarterly Report for the quarter ended September 30, 2012 on Form 10-Q filed with the Securities and Exchange Commission and posted on the company’s website.  Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure.  Further information regarding this measure, including the reasons management considers this information useful to investors, are included in the company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

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Magellan Health Services, Inc. and Subsidiaries

Fiscal 2013 Forecast Guidance - Income Statement

(In millions, except per share amounts)

	Low	High

Net revenue	$3,560.0	$3,740.0

Cost and expenses:
Cost of care	2,370.0	2,500.0
Cost of goods sold	350.0	370.0
Direct service costs and other operating expenses (1)	607.0	617.0
Depreciation and amortization	71.0	67.0
Interest expense	4.5	3.5
Interest income	(2.5)	(1.5)
Equity in loss of unconsolidated subsidiaries	7.0	1.0
Income before income taxes	153.0	183.0
Provision for income taxes	62.0	74.0
Net income	$91.0	$109.0

Weighted average shares outstanding - diluted	28.3	28.3

EPS - diluted	$3.22	$3.85

(1) Includes stock compensation expense of $24.0 million and $18.0 million for low and high guidance, respectively.

Reconciliation of segment profit to income before income taxes:

Segment profit	$250.0	$270.0
Stock compensation expense	(24.0)	(18.0)
Depreciation and amortization	(71.0)	(67.0)
Interest expense	(4.5)	(3.5)
Interest income	2.5	1.5
Income before income taxes	$153.0	$183.0

Magellan Health Services, Inc. and Subsidiaries

Fiscal 2013 Forecast Guidance - Cash Flow

(In millions)

	Low	High

Cash flows from operating activities
Net income	$91.0	$109.0
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	71.0	67.0
Non-cash stock compensation expense	24.0	18.0
Non-cash income tax expense	(11.0)	(7.0)
Other net cash flows from changes in assets and liabilities	(34.0)	(14.0)
Net cash provided by operating activities	141.0	173.0

Cash flows from investing activities
Capital expenditures	(62.0)	(52.0)
Non-cash investment activity	(8.0)	(4.0)
Net cash used in investing activities	(70.0)	(56.0)

Cash flows from financing activities
Payments on long-term debt and capital leases	(5.0)	(3.0)
Proceeds from exercise of options & warrants	—	—
Other	—	—
Net used in financing activities	(5.0)	(3.0)

Net increase in cash, cash equivalents and unrestricted investments	$66.0	$114.0